__________________________________________________________

NATIONAL AUSTRALIA BANK LIMITED

AND

THE BANK OF NEW YORK,

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

__________

Amended and Restated Deposit Agreement

Dated as of March 15, 1997

As Further Amended and Restated as of November 14, 1997

And As Further Amended and Restated as of __________, 2008

____________________________________________________________

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of March 15, 1997, as further amended and restated as of November 14, 1997 and as further amended and restated as of __________, 2008 (the "Deposit Agreement") among NATIONAL AUSTRALIA BANK LIMITED and its successors (the "Company"), THE BANK OF NEW YORK, as depositary hereunder (the "Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder ("ADRs") evidencing American Depositary Shares ("ADSs") representing deposited Shares (defined below).

W I T N E S S E T H

WHEREAS, the Company, The Bank of New York, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder entered into the Deposit Agreement dated as of March 15, 1997, as further amended and restated as of November 14, 1997 (the “Old Deposit Agreement and Old Receipt, as applicable”);

WHEREAS, the Company and the Depositary now wish to amend the Old Deposit Agreement;

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; ~~and~~

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; ~~and~~

~~WHEREAS, this Deposit Agreement is being amended and restated in connection with the appointment of The Bank of New York as successor Depositary to Morgan Guaranty Trust Company of New York;~~

NOW THEREFORE, in consideration of the premises, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old Receipts in their entireties as follows:

1.

Certain Definitions.

(a)

"ADR Register" is defined in paragraph (3) of the form of ADR.

(b)

"ADRs" mean certificates evidencing ADSs substantially in the form of Exhibit A annexed hereto (the "form of ADR").

(c)

Subject to paragraph (13) of the form of ADR, each "ADS" evidenced by an ADR represents the right to receive ~~Five (5)~~the number of Shares specified in Exhibit A annexed hereto and a pro rata share in any other Deposited Securities.

(d)

"Beneficial Owner" means a person with a beneficial interest in an ADS.

(e)

"Custodian" means the agent or agents of the Depositary (singly or collectively, as the context requires) named an Custodian in the form of ADR and any additional or substitute Custodian appointed pursuant to Section 8.

(f)

"Delivery Order" is defined in Section 3.

(g)

"Deposited Securities" as of any time means all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash.

(h)

"Holder" means the person or persons in whose name an ADR is registered on the ADR Register.

(i)

"Pre-release" has the meaning set forth in paragraph (l) of the form of ADR.

(j)

"Pre-released ADR" has the meaning set forth in paragraph (l) of the form of ADR.

(k)

"Securities Act of 1933" means the United States Securities Act of 1933, as from time to time amended.

(l)

"Securities Exchange Act of 1934" means the United States Securities Exchange Act of 1934, as from time to time amended.

(m)

"Shares" mean the Ordinary Shares~~, par value A$1.00 each,~~ of the Company, in registered form, heretofore validly issued, fully paid and non~~-~~-assessable, and presently outstanding, or hereafter validly issued and outstanding and fully paid and non~~-~~-assessable and shall include the rights to receive Shares specified in paragraph (1) of the form of ADR.

(n)

"Transfer Office" is defined in paragraph (3) of the form of ADR

(o)

"Withdrawal Order" is defined in paragraph (2) of the Form of ADR.

2.

Form of ADR; Incorporation by Reference.

(a)

ADR Certificates.  ADRs shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject.  ADRs may be issued in denominations of any number of ADSs.  ADRs shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided that such signature may be a facsimile if a co-registrar for the ADRs has been appointed and such ADRs are countersigned by the manual signature of a duly authorized officer of the co-registrar.  ADRs bearing the manual or facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

(b)

Incorporation by Reference.  The terms and conditions set forth in the form of ADR are hereby incorporated by reference herein and made a part hereof as if set forth herein, and shall be binding upon the parties hereto.

3.

Deposit of Shares.

Subject to paragraph (1) of the form of ADR, in connection with the deposit of Shares hereunder, the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons designated in such order an ADR or ADRs evidencing the number of ADSs representing such deposited Shares (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Shares or indemnity therefor; and (d) proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are transferred and recorded in the register of shareholders of the Company in the name of the Depositary, the Custodian or the nominee of any of them.  As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to paragraph (10) or (13) of the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Custodian, the Depositary or the nominee of any of them, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.  Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine.  Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement.

4.

Issue of ADRs.

After any such deposit of Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall execute and deliver at the Transfer Office, to or upon the order of any person named in such notice, and ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.  ADRs may be issued by the Depositary only under circumstances contemplated in this Deposit Agreement.

5.

Distributions on Deposited Securities.

To the extent that the Depositary determines in its good faith discretion that any distribution pursuant to paragraph (10) of the form of ADR is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

6.

Substitution of ADRs.

The Depositary shall execute and deliver a new ADR of like tenor in exchange and substitution for any mutilated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

7.

Cancellation and Destruction of ADRs.

All ADRs surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy ADRs so cancelled in accordance with its customary practices.  The Depositary shall maintain records of all ADRs surrendered and Deposited Securities withdrawn under paragraph (1) of the form of ADR, substitute ADRs delivered, and cancelled or destroyed ADRs under this Section 7, in keeping with the procedures ordinarily followed by stock transfer agents located in The City of New York or as required by applicable law, rule or regulation.

8.

The Custodian.

The Depositary shall use its best efforts under the circumstances to ensure that at all times there is a Custodian hereunder.  Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it.  The Depositary shall be responsible for the compliance by each Custodian with the provisions hereof applicable thereto.  The Depositary may from time to time, after consultation with the Company if practicable, appoint one or more agents to act for it as Custodian hereunder in addition to or in lieu of the Custodian named in the form of ADR.  Each Custodian so appointed (other than the initial Custodian appointed hereunder) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof.  Any Custodian may resign from its duties hereunder by at least 30 days written notice to the Depositary.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged.  Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act.

9.

Co-Registrars and Co-Transfer Agents.

The Depositary may appoint and remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfer s, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary.  Each co-registrar or co-transfer agent (other than Morgan Guaranty Trust Company of New York) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

10.

Lists of Holders.

The Company shall have the right to inspect transfer records of the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request.  The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary's receipt of such request.

11.

Depositary's Agents.

The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.  The Depositary shall use its reasonable best efforts under the circumstances to obtain a written notice from each agent appointed hereunder (other than those agents which, on the date hereof, are acting in an agency capacity for Morgan Guaranty Trust Company of New York), addressed to the Company and the Depositary accepting such appointment and agreeing to be bound by the terms of the applicable provisions hereof.

12.

Successor Depositary.

If the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint, within thirty days after the delivery of the notice of resignation or removal, as the case may be, a bank or trust company having an office in the Borough of Manhattan, The City of New York, as successor depositary hereunder.  Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become Depositary hereunder; but such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder and assigning all rights and powers of such predecessor hereunder and assigning all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders.  Any bank or trust company into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.  Upon the appointment of any successor depositary hereunder, any agent of the Depositary then acting hereunder shall forthwith become such agent hereunder of such successor depositary and such successor depositary shall, on the written request of any such agent, execute and deliver to such agent any instruments necessary to give such agent authority as such agent hereunder of such successor depositary.

13.

Reports.

On or before the first date on which the Company makes any communication available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, the Company shall transmit to the Depositary a copy thereof in English or with an English translation or summary to the extent required under applicable rules of the Securities Exchange Act of 1934.  In connection with any registration statement under the Securities Act of 1933 relating to the ADRs or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the United States Securities and Exchange Commission or any successor governmental agency such information as shall be required to make such filings or comply with such undertakings.  The Company has delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall delivery to the Depositary, the Custodian and any Transfer Office, a copy (in English or with an English translation) of such provisions as so changed.  The Depositary and its agents may rely upon the Company's delivery thereof for all purposes of this Deposit Agreement.

14.

Additional Shares.

Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933 to the extent applicable.  The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

15.

Indemnification.

(a)

The Company shall indemnify, defend and save harmless each of the Depositary and its agents against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of (a) its acceptance and performance of its powers and duties in respect of this Deposit Agreement, except to the extent such loss, liability or expense is due to its negligence or bad faith or that of any of its agents appointed hereunder, or (b) any offer or sale of ADRs, ADSs, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to it furnished in writing to the Company by it expressly for use in any such registration statement.  The indemnities contained in the preceding sentence shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release of a Receipt or Receipts in accordance with paragraph (1) of the form of ADR and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to paragraph (1) of the form of ADR; provided, however, that the indemnities provided in the preceding sentence shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.  The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or any of its agents appointed hereunder.

(b)

Any person seeking indemnification hereunder (an "indemnified person" shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 12 and shall only affect its rights hereunder to the extent such failure is prejudicial) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any indemnifiable action or claim without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld or delayed).

(c)

The obligations set forth in this Section 15 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

16.

Notices.

Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder.  Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

(a)

The Bank of New York

101 Barclay Street

New York, New York  10286

Attention:  ADR Administration

Fax: (212) 571-3050

(b)

National Australia Bank Limited

500 Bourke Street

Melbourne, Victoria 3000

Australia

Attention: Secretary

Fax: 011-613-9641-4927

17.

Miscellaneous.

This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.  The Holders and owners of ADRs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof.  If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

18.

Amendment and Restatement of Old Deposit Agreement.

The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of such amendment and restatement would prejudice any substantial existing right of Holders of Old Receipts, such portion shall not become effective as to such Holders with respect to such Old Receipts until ~~three months~~30 days after such Holders shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such Holders of notice of such amendment and restatement which notice contains a provision whereby such Holders can receive a copy of the form of ADR.

19.

Governing Law.

This Deposit Agreement and the ADRs and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of New York, United States of America.  It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Shares and other Deposited Securities, and the duties and obligations of the Company in respect of such holders of Shares, as such, shall be governed by the laws of the State of Victoria, Australia.

IN WITNESS WHEREOF, NATIONAL AUSTRALIA BANK LIMITED and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

NATIONAL AUSTRALIA BANK LIMITED

By:____________________________

   Name:

   Title:

THE BANK OF NEW YORK

By:____________________________

   Name:

   Title: ~~Vice President~~